American Midstream Closes Acquisition of Delta House Interest
and Increases Revolving Credit Facility by 50% to $750 Million
Partnership Intends to Recommend Annualized Distribution Increases of Five Percent

DENVER, CO – September 21, 2015 – American Midstream Partners, LP (NYSE: AMID) (“Partnership”) announced today that it closed the acquisition of a minority interest in Delta House from an affiliate of ArcLight Capital Partners, LLC (“ArcLight”), which controls the general partner of the Partnership. The Partnership acquired 25 percent of ArcLight’s 51.7 percent controlling interest in Delta House, a fee-based, semi-submersible floating production system (FPS) and associated oil and gas export pipelines in the deepwater Gulf of Mexico. In addition, as previously announced the Partnership intends to recommend to its board of directors the resumption of annualized distribution increases of approximately five percent, beginning with the distribution for the fourth quarter 2015 payable in February 2016.

The Partnership acquired the interest in Delta House for total consideration of $162 million, which equates to an Adjusted EBITDA multiple of approximately five times for the next twelve months and full-year 2016, and is immediately accretive to the Partnership’s current distribution. The acquisition was funded using a combination of net proceeds from the 7.5 million common unit offering that closed September 15, 2015, and borrowings under the revolving credit facility.

Revolving Credit Facility Upsize
On September 18, 2015, the Partnership executed an amendment to its revolving credit facility to increase borrowing capacity from $500 million to $750 million, with the option to further increase borrowing capacity to $900 million. The Partnership expects to use the credit facility to fund growth and for other Partnership purposes. The syndicate of 17 banks is led by Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Lender. Natixis Bank, BNP, and NBH Capital Finance joined the credit facility as new lenders.

“The drop down of an initial interest in Delta House demonstrates ArcLight’s ongoing strong sponsorship of American Midstream and complements our existing eastern Gulf of Mexico operations to further expand our footprint into the operating core of the Mississippi Canyon, one of the most prolific regions of the Gulf of Mexico,” stated Steve Bergstrom, Executive Chairman, President and Chief Executive Officer. “Delta House is a world-class offshore production handling facility that contributes significant long-term, fee-based cash flows to American Midstream, increasing our fee-based gross margin to greater than 90 percent in 2016. The acquisition is immediately accretive and we intend to recommend the resumption of annualized distribution increases of approximately five percent, beginning with the distribution for the fourth quarter 2015.

“We are executing a multi-year growth plan to drive strong financial metrics in 2016 and beyond, including distribution coverage of approximately 1.2 times, leverage of approximately 4.0, and fee-based gross margin of greater than 90 percent. Importantly, acquiring an interest in Delta House provides significant strength to our balance sheet, and we do not anticipate accessing the equity capital markets for the remainder of 2015 or during 2016 unless industry and macroeconomic conditions improve or to finance accretive acquisitions at the then-current unit price. As we look ahead, we appreciate the support of existing and new lenders in the credit facility, which provides incremental financial flexibility to support near- and long-term growth as we remain focused on executing our growth strategy and delivering long-term, sustainable distribution growth.”

Overview of Delta House
Delta House is operated by LLOG Exploration Offshore, L.L.C. and is located in the Mississippi Canyon region of the deepwater Gulf of Mexico, with nameplate processing capacity of 80,000 barrels of oil per day (Bbl/d) and 200 million cubic feet of gas per day (MMcf/d), and peak processing capacity of 100,000 Bbl/d and 240 MMcf/d, respectively. Cash flows for Delta House are supported by a 100 percent, volumetric-tiered fee-based tariff structure with ship-or-pay components and life-of-lease dedications. Delta House commenced operations in April 2015 and currently has seven wells online with eight wells scheduled to be online by the end of 2015.  Additional wells are in various stages of drilling and completion and are anticipated to be connected to the FPS in 2016 and beyond, and as a result, the FPS is expected to operate at approximately nameplate capacity for a minimum of four years.

About American Midstream Partners, LP
Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in Texas, North Dakota, and the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP, visit www.AmericanMidstream.com.

Investor Contact
Allysa Howell, (303) 942-2359
AHowell@AmericanMidstream.com
Investor Relations Manager

Forward Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, expected closing of acquisitions, growth projects, cash flows and capital expenditures. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," “line-of-sight,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations and future growth involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors that are described in greater detail in our filings with the Securities and Exchange Commission. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 10, 2015, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Non-GAAP Financial Measures

This press release includes forecasted non-GAAP financial measures for the Delta House acquisition, including “Adjusted EBITDA.” The GAAP measure most directly comparable to Adjusted EBITDA is Net income (loss). The Partnership’s interest in Net income (loss) attributable to the acquisition is forecasted to be approximately $29 million for the next twelve months and approximately $33 million for 2016.

Adjusted EBITDA is calculated as net income, plus interest expense, income tax expense, depreciation expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts, cash distributions in excess of earnings from unconsolidated affiliates and selected charges that are unusual or nonrecurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts, amortization of commodity put purchase costs, and selected gains that are unusual or nonrecurring.